Exhibit 99.1

PEAR THERAPEUTICS (US), INC.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$62,438	$110,900
Short-term investments	6,508	13,535
Restricted cash	750	—
Accounts receivable	321	257
Prepaid expenses and other current assets	2,620	1,365

Total current assets	72,637	126,057
Property and equipment, net	6,112	4,277
Restricted cash	411	1,161
Deferred offering costs	6,917	—
Other long-term assets	1,436	871

Total assets	$87,513	$132,366

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$3,097	$4,506
Accrued expenses and other current liabilities	17,002	9,568
Deferred revenues	380	267
Debt	26,820	26,345

Total current liabilities	47,299	40,686
Embedded debt derivative	675	675
Warrant liabilities	9,952	2,650
Other long-term liabilities	1,625	1,239

Total liabilities	59,551	45,250

Commitments and contingencies (Note 7)
Convertible preferred stock (Note 8)	291,392	269,422
Stockholders’ deficit:
Common stock, $0.0001 par value; 93,000,000 and 100,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; and 11,798,521 and 11,066,936 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	1	1
Additional paid-in capital	3,302	534
Accumulated deficit	(266,733)	(182,841)
Accumulated other comprehensive income	—	—

Total stockholders’ deficit	(263,430)	(182,306)

Total liabilities, convertible preferred stock and stockholders’ deficit	$87,513	$132,366

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30,
	2021	2020
Revenue
Product revenue	$2,550	$115
Collaboration and license revenue	338	9,235

Total revenue	2,888	9,350
Cost and operating expenses
Cost of product revenue	3,585	1,341
Research and development	24,943	21,766
Selling, general and administrative	45,811	33,645

Total cost and operating expenses	74,339	56,752

Loss from operations	(71,451)	(47,402)
Other income (expenses):
Interest and other (expense) income, net	(3,086)	(926)
Change in estimated fair value of warrant liabilities	(7,302)	(48)
Loss on extinguishment of debt	—	(999)
Loss on issuance of convertible preferred stock	(2,053)	—

Total other (expense) income	(12,441)	(1,973)

Net loss	$(83,892)	$(49,375)

Unrealized gain (loss) on short-term investments	$—	$(25)

Comprehensive loss	$(83,892)	(49,400)

Net loss per share:
Basic and diluted	$(7.31)	$(3.29)

Weighted average common shares outstanding:
Basic and diluted	11,481,620	15,008,629

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF

CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(dollars in thousands)

	Nine Months Ended September 30, 2021
	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	61,414,002	$269,422	11,066,936	$1	$534	$(182,841)	$—	$(182,306)
Issuance of Series D convertible preferred stock, net of issuance costs of $83	3,058,665	21,970	—	—	—	—	—	—
Exercise of common stock options	—	—	436,353	—	402	—	—	402
Stock-based compensation expense	—	—	—	—	463	—	—	463
Net loss	—	—	—	—	—	(24,393)	—	(24,393)

Balance at March 31, 2021	64,472,667	$291,392	11,503,289	$1	$1,399	$(207,234)	$—	$(205,834)

Exercise of common stock options	—	$—	193,698	$—	$267	$—	$—	$267
Stock-based compensation expense	—	—	—	—	572	—	—	572
Other comprehensive income	—	—	—	—	—	—	1	1
Net loss	—	—	—	—	—	(28,201)	—	(28,201)

Balance at Balance at June 30, 2021	64,472,667	$291,392	11,696,987	$1	$2,238	$(235,435)	$1	$(233,195)

Exercise of common stock options	—	$—	101,534	$—	$134	$—	$—	$134
Stock-based compensation expense	—	—	—	—	930	—	—	930
Other comprehensive income	—	—	—	—	—	—	(1)	(1)
Net loss	—	—	—	—	—	(31,298)	—	(31,298)

Balance at September 30, 2021	64,472,667	$291,392	11,798,521	$1	$3,302	$(266,733)	$—	$(263,430)

	Nine Months Ended September 30, 2020
	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2020	44,693,053	$144,827	14,859,315	$1	$3,771	$(69,844)	$29	$(66,043)
Exercise of common stock options	—	—	123,720	—	109	—	—	109
Stock-based compensation expense	—	—	—	—	459	—	—	459
Other comprehensive loss	—	—	—	—	—	—	(21)	(21)
Net loss	—	—	—	—	—	(18,381)	—	(18,381)

Balance at March 31, 2020	44,693,053	$144,827	14,983,035	$1	$4,339	$(88,225)	$8	$(83,877)

Issuance of warrants	—	$—	—	$—	$57	$—	$—	$57
Exercise of common stock options	—	—	2,500	—	4	—	—	4
Stock-based compensation expense	—	—	—	—	461	—	—	461
Other comprehensive income	—	—	—	—	—	—	17	17
Net loss	—	—	—	—	—	(11,529)	—	(11,529)

Balance at June 30, 2020	44,693,053	$144,827	14,985,535	$1	$4,861	$(99,754)	$25	$(94,867)

Exercise of common stock options	—	$—	137,606	$—	$190	$—	$—	$190
Stock-based compensation expense	—	—	—	—	444	—	—	444
Other comprehensive income	—	—	—	—	—	—	(21)	(21)
Net loss	—	—	—	—	—	(19,465)	—	(19,465)

Balance at September 30, 2020	44,693,053	$144,827	15,123,141	$1	$5,495	$(119,219)	$4	$(113,719)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating Activities:
Net loss	$(83,892)	$(49,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,032	192
Amortization of intangible asset	475	31
Amortization of debt discount	475	350
Loss on extinguishment of debt	—	999
Accretion and amortization of interest income	17	(113)
Stock-based compensation expense	1,965	1,363
Loss on issuance of convertible preferred stock	2,053	—
Change in fair value of warrants	7,302	48
Changes in operating assets and liabilities:
Accounts receivable	(65)	963
Prepaid expenses and other assets	(1,296)	749
Accounts payable	(2,227)	(473)
Accrued expenses, other liabilities and non-current liabilities	4,849	2,970
Deferred revenues	113	(6,124)

Net cash used in operating activities	(69,199)	(48,420)
Investing Activities:
Proceeds from maturities of short-term investments	15,025	74,050
Purchases of short-term investments	(8,014)	(6,490)
Purchases of property and equipment	(2,375)	(3,360)
Milestone based license fee payment	—	(750)

Net cash provided by investing activities	4,636	63,450
Financing Activities:
Proceeds from issuance of convertible preferred stock, net	19,918	—
Proceeds from issuance of debt	—	31,000
Principal payments on debt	—	(17,280)
Deferred financing fees and related debt issuance costs	—	(1,500)
Payment of deferred offering costs	(4,620)	—
Proceeds from exercise of stock options	803	302

Net cash provided by financing activities	16,101	12,522
Net (decrease) increase in cash, cash equivalents, and restricted cash	(48,462)	27,552
Cash, cash equivalents, and restricted cash—beginning of period	112,061	29,327

Cash, cash equivalents, and restricted cash—end of period	$63,599	$56,879

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,730	$1,119

Supplemental disclosure of non-cash investing and financing information:
Deferred offering costs included in accrued expenses	$2,296	$—

Purchases of property and equipment in accounts payable and accrued expenses	$491	$—

Amounts included in intangibles and accrued expenses for milestone license	$1,000	$—

Fair value of embedded derivative	$—	$675

Recognition of warrant liabilities	$—	$1,860

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

1. NATURE OF BUSINESS

Organization

Pear Therapeutics (US), Inc. and subsidiary (the “Company” or “Pear US”), is a leader in prescription digital therapeutics, or PDTs. The Company’s PDTs treat diseases with clinically validated software.

The Company was incorporated on August 14, 2013 (inception) under the name Pear Therapeutics, Inc. as a Delaware Corporation and began operations in August 2013. We are headquartered in Boston, Massachusetts. On December 3, 2021, the Company changed its name to Pear Therapeutics (US), Inc.

On June 21, 2021, the Company entered into a Business Combination Agreement, or the Business Combination Agreement, with Oz Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Thimble Point Acquisition Corp., or THMA, a special purpose acquisition company, where Oz Merger Sub, Inc., or Merger Sub, will merge with the Company, with the Company surviving as a wholly-owned subsidiary of THMA (the “Merger”). Upon the completion of the Merger on December 3, 2021, or the Closing, THMA was renamed to Pear Therapeutics, Inc.

On November 30, 2021, THMA held a special meeting of stockholders and approved the Transaction with Pear US. Following the Closing on December 3, 2021, THMA was renamed Pear Therapeutics, Inc., and its Class A Common Stock, par value $0.0001 per share, or Class A Common Shares, began trading on Nasdaq under the ticker symbol “PEAR” on December 6, 2021.

Pursuant to the terms of the Business Combination Agreement, each Pear US Common Share that was issued and outstanding immediately prior to the Closing, after giving effect to the conversion of all issued and outstanding Pear US Preferred Shares to Pear US Common Shares, were canceled and converted into the right to receive a number of the Combined Company’s common stock, par value $0.0001 per share (“Pear Class A Common Shares”) equal to the number of shares of Pear US Common Stock multiplied by the exchange ratio of approximately 1.47. In addition, all outstanding equity awards of Pear US were converted into equity awards of Pear Class A Common Shares with the same terms and conditions adjusted by the exchange ratio of approximately 1.47.

In connection with the Merger, THMA completed the sale and issuance of an aggregate of 10,280,000 Pear Class A Common Shares in a fully committed common stock private placement at a purchase price of $10.00 per share. In addition, upon the Closing of the Merger THMA completed the sale and issuance of 6,387,026 Pear Class A Common Shares equal to a purchase price of $10.00 per share to the Anchor Investor in connection with the Amended Forward Purchase Agreement.

Gross proceeds from the Merger totaled approximately $175.0 million which included funds held in THMA’s trust account (after giving effect to redemptions), proceeds from the PIPE investment of $102.8 million (inclusive of the Forward Purchase Assignment) and proceeds of $63.9 million from the Anchor Investor under the Amended Forward Purchase Agreement. Transaction costs totaled approximately $33.2 million.

Going Concern

The Company is subject to a number of risks and uncertainties common to early-stage technology-based companies, including, but not limited to, rapid technological changes, protection of its proprietary technology and intellectual property, commercialization of existing and new products, development by competitors of competing products, dependence on key personnel, compliance with government regulations, including compliance with the United States (US) Food and Drug Administration, or FDA, and the ability to secure additional capital to fund operations.

The Company obtained FDA marketing authorization for its three products, reSET® (2017), reSET-O® (2018) and Somryst® (2020). The Company is in the beginning stages of self-commercialization of these products. Prior to October, 2019, the Company’s collaboration partner, Sandoz Inc., or Sandoz, was responsible for the commercial launch of reSET® and reSET-O®.

The Company has incurred recurring losses from inception and anticipates net losses and negative operating cash flows for the near future. For the nine months ended September 30, 2021, the Company had a net loss of $83,892 and as of September 30, 2021 had an accumulated deficit of $266,733. As of September 30, 2021, the Company had $68,946 of cash and cash equivalents and short-term investments. While the Company has recorded revenue, revenues have been insufficient to fund operations. Accordingly, the Company has funded its operations to date through a combination of proceeds raised from equity and debt issuances. The Company’s operating costs include the cost of developing and commercializing products as well as providing research services. As a consequence, the Company will need to raise additional equity and debt financing that may not be available, if at all, at terms acceptable to the Company to fund future operations. As a result, the Company could be required to delay, scale back or abandon some or all of its

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

development programs and other operations, which could materially harm the Company’s business, prospects, financial condition and operating results. Management believes these uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. Because of these uncertainties, the accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Due to the substantial doubt about the Company’s ability to continue operating as a going concern for twelve months from the issuance date of these financial statements and the material adverse change clause in the loan agreement with its lender, the amounts due as of September 30, 2021, have been classified as current in the unaudited condensed consolidated financial statements. The lender has not invoked the material adverse change clause as of the date of issuance of these financial statements. The accompanying unaudited condensed consolidated financial statements do not reflect any other adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern. The Company is subject to various covenants related to the Perceptive Credit Facility entered into on June 30, 2020 (Note 6) and given the substantial doubt about the Company’s ability to continue as a going concern, there is a risk that it may not meet its covenants in the future.

COVID-19 Related Significant Risks and Uncertainties

There continues to be uncertainties regarding the pandemic of the novel coronavirus, or COVID-19, and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. The Company is unable to predict the specific impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company will continue to assess the evolving impact of COVID-19.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief and Economic Security Act of 2020, or the CARES Act, which was signed into law on March 27, 2020. The CARES Act provides for deferred payment of the employer portion of social security taxes through the end of 2020, with 50% of the deferred amount due by December 31, 2021, and the remaining 50% due by December 31, 2022. During the year ended December 31, 2020, the Company deferred payments of $854 of social security taxes, of which $427 is included in accrued expenses and other liabilities and the remaining $427 is included in other long-term liabilities within the condensed consolidated balance sheet as of September 30, 2021.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the year ended December 31, 2020, included in the Proxy Statement/Prospectus dated October 26, 2021. Since the date of those financial statements, there have been no changes to its significant accounting policies except as noted below.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, or GAAP and pursuant to the rules and regulations of the SEC for interim financial reporting. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification, or ASC, and Accounting Standards Update, or ASU, of the Financial Accounting Standards Board, or FASB. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring items, considered necessary to present fairly the Company’s financial condition, results of operations, stockholders’ deficit and cash flows for the interim periods indicated. The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the Company’s annual financial statements for the years ended December 31, 2020 and 2019. The results of operations for the nine month period ended September 30, 2021 are not indicative of the results to be expected for the year ending December 31, 2021.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

Certain monetary amounts, percentages, and other figures included elsewhere in these financial statements have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting periods. On an ongoing basis, the Company evaluates its estimates. The Company bases its estimates on historical experience and various other assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates and changes in estimates are reflected in reported results in the period in which they become known.

Cash, Cash Equivalents, and Restricted Cash

The Company considers only those highly liquid investments, readily convertible to cash, that mature within 90 days from the date of purchase to be cash equivalents. The Company’s cash equivalents include money market funds and overnight deposits.

The following table reconciles cash, cash equivalents, and restricted cash reported within the Company’s condensed consolidated balance sheets to the total amounts shown in the condensed consolidated statements of cash flows:

	September 30, 2021	December 31, 2020
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$62,438	$110,900
Restricted cash - short-term	750	—
Restricted cash - long-term	411	1,161

Total cash, cash equivalents, and restricted cash	$63,599	$112,061

Deferred Offering Costs

As of September 30, 2021, the Company capitalized deferred offering costs of $6,917. Deferred offering costs include certain legal, accounting, consulting and other third-party fees incurred directly related to the anticipated business combination. The Company will keep deferred offering costs classified as a long-term asset until the closing or termination of the business combination. At the closing of the business combination, these costs will be recorded in stockholders’ deficit as a reduction of additional paid-in capital. Should the business combination for which those costs relate no longer be considered probable of being consummated, all deferred offering costs will be charged to operating expenses in the statement of operations at such time.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB, issued ASU 2016-02, Leases (Topic 842), which requires lessees to record most leases on the balance sheet and recognize the expense in the statement of operations and comprehensive loss in a manner similar to current practice. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the underlying asset for the lease term. This standard is applicable to the Company for the annual reporting periods beginning after December 15, 2021. The Company has commenced work to assess ASU 2016-02 and the impact that adopting this new accounting standard will have on its consolidated financial statements and footnote disclosures. The Company anticipates recognition of additional assets and corresponding liabilities related to leases on the consolidated balance sheets.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets such as available for sale debt securities, to be presented at the net amount expected to be collected based

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. The new standard is effective for annual reporting periods beginning after December 15, 2022. The Company is still evaluating the impact of ASU 2016-13 on the Company’s consolidated financial statements; however, it does not expect the impact to be material.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes-Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. The Company is currently evaluating the potential impact that ASU 2019-12 will have on its consolidated financial statements and related disclosures; however, it does not expect the impact to be material.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). This update simplifies the accounting for convertible debt instruments by removing certain accounting separation models as well as the accounting for debt instruments with embedded conversion features that are not required to be accounted for as derivative instruments. The update also updates and improves the consistency of earnings per share calculations for convertible instruments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact that the implementation of this update will have on the Company’s consolidated financial statements and related disclosures.

3. FAIR VALUE MEASUREMENTS

The tables below present certain of our assets and liabilities measured at fair value categorized by the level of input used in the valuation of each asset and liability.

	September 30, 2021
Description	Total Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$27,892	$27,892	$—	$—
Debt investments:
Corporate bonds	1,013	—	1,013	—
Commercial paper	5,495	—	5,495	—

Total debt investments	6,508	—	6,508	—

Total assets	$34,400	$27,892	$6,508	$—

Long-term liabilities:
Embedded debt derivative	$675			$675
Warrant liabilities	9,952	—	—	9,952

Total liabilities	$10,627	$—	$—	$10,627

	December 31, 2020
Description	Total Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$96,835	$96,835	$—	$—
Debt investments:
Corporate bonds	3,543	—	3,543	—
Commercial paper	9,992	—	9,992	—

Total debt investments	13,535	—	13,535	—

Total assets	110,370	96,835	$13,535	—

Long-term liabilities:
Embedded debt derivative	$675	$—	$—	$675
Warrant liabilities	2,650	—	—	2,650

Total liabilities	$3,325	$—	$—	$3,325

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

The Company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the nine months ended September 30, 2021 and the year ended December 31, 2020.

Cash equivalents—Money market funds included within cash equivalents are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices in active markets.

Investments—The Company measures its investments at fair value on a recurring basis and classifies those instruments within Level 2 of the fair value hierarchy. Marketable securities, including corporate bonds and commercial paper, are classified within Level 2 of the fair value hierarchy because pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined using models or other valuation methodologies. The Company recorded no unrealized gain and an unrealized loss of $25 in other comprehensive income (loss) on short-term investments for the nine months ended September 30, 2021 and 2020, respectively.

Embedded debt derivative and warrant liability—As described in Note 6, the Company concluded that the contingent put options contained in the Perceptive Credit Facility that could require mandatory repayment upon the occurrence of an event of default, change of control and certain other events represent an embedded derivative required to be bifurcated from the debt host instrument. The embedded debt derivative is measured at fair value using a probability-weighted cash flow valuation methodology, having a fair value of $675 at September 30, 2020, the date of issuance and September 30, 2021. The determination of the fair value of an embedded debt derivative includes inputs not observable in the market and as such, represents a Level 3 measurement. The methodology utilized requires inputs based on certain subjective assumptions, specifically, probabilities of mandatory debt repayment prior to maturity ranging between 0-10%.

The Company measures the fair value of the liabilities related to the warrants to purchase Series A and Series D convertible preferred stock, using Level 3 inputs. As of September 30, 2021, the fair market value of the Series D warrants was estimated using a hybrid method between option pricing model (OPM) and a probability-weighted expected return method (PWERM), estimating the probability weighted value across the scenarios, while using an OPM to estimate the allocation of value within one or more of these scenarios. The significant unobservable inputs into the valuation models used to estimate the fair value of the convertible preferred stock warrants include the weighting between the scenarios, timing of potential events, such as a qualified initial public offering, or IPO, consummation of the business combination with THMA and other liquidity events and their probability of occurring, the selection of guideline public company multiples, a discount for the lack of marketability of the preferred and common stock and the discount rate used to calculate the present value of the estimated equity value allocated to each share class. At December 31, 2020, the warrants were valued using an OPM.

The following significant assumptions used in the valuation model to estimate the fair value of the warrant liabilities were as follows:

Series A Warrants	September 30, 2021	December 31, 2020
Fair value of underlying preferred stock	$14.24	$2.00
Expected life (years)	0.08 – 1.25	2.00
Expected volatility	45.0% – 74.0%	75.7%
Risk-free interest rate	0.04% – 0.14%	0.13%

Series D Warrants	September 30, 2021	December 31, 2020
Fair value of underlying preferred stock	$14.82	$7.21
Expected life (years)	0.08 – 1.25	2.00
Expected volatility	45.0% – 74.0%	75.7%
Risk-free interest rate	0.04% – 0.14%	0.13%

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

The following table reconciles the change in the fair value of the warrant liabilities based on Level 3 inputs:

	Warrant Liabilities
	Series A	Series D
Fair value as of December 31, 2019	$52	$—
Issuance of warrants	—	1,803
Change in fair value	2	793

Fair value as of December 31, 2020	54	2,596
Change in fair value	369	6,933

Fair value as of September 30, 2021	$423	$9,529

4. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	September 30, 2021	December 31, 2020
Internal-use software	$5,941	$3,682
Equipment	523	441
Construction in process	268	—
Furniture and fixtures	586	383
Leasehold improvements	509	455

Total property and equipment	7,827	4,961
Less: accumulated depreciation	(1,715)	(684)

Property and equipment, net	$6,112	$4,277

Depreciation expense was $1,032 and $192 for the nine months ended September 30, 2021 and 2020, respectively.

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	September 30, 2021	December 31, 2020
Compensation and related benefits	$8,803	$6,953
Professional services	2,805	1,787
Research and development costs	1,484	355
Milestone payment	1,000	—
Deferred offering costs	1,970	—
Other	940	473

Total	$17,002	$9,568

6. INDEBTEDNESS

Perceptive Credit Facility

On June 30, 2020, the Close Date, the Company entered into a Credit Agreement and Guaranty, or Perceptive Credit Facility, with Perceptive Credit Holdings III, LP, as administrative agent and lender with a syndicate of other lenders, collectively Perceptive. The Perceptive Credit Facility, as amended, consists of a secured term loan facility in an aggregate amount of up to $50,000, which will be made available under the following three tranches: (i) Tranche 1 - $30,000, available at the Closing Date; (ii) Tranche 2 - $10,000, available no earlier than December 31, 2021; and (iii) Tranche 3 - $10,000, available no later than December 31, 2021, subject to the Company’s satisfaction of certain business and financial conditions described in the Perceptive Credit Facility.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

The Perceptive Credit Facility will bear interest through maturity at a variable rate based upon the one-month LIBOR rate plus 11.0%, subject to a LIBOR floor of 1.0%. As of September 30, 2021, the interest rate was 12.0%. The Company is required to make interest-only payments until May 31, 2024, after which point the Company will be required to make monthly payments of principal equal to 3.0% of the then outstanding principal until maturity on June 30, 2025, or the Maturity Date. If the Company prepays the loan prior to the Maturity Date, it will be required to pay a prepayment fee guaranteeing Perceptive a 1.5 times return on any prepaid amount. A change of control, which includes a new entity or group owning more than 35.0% of the Company’s voting stock, or prior to an IPO, the failure of the existing holders to own at least 35.0% of the Company’s voting stock, trigger a mandatory prepayment of the term loan. The Company paid issuance costs of $750 in connection with its entry into the Perceptive Credit Facility.

The Company concluded the contingent put options that could require mandatory repayment upon the occurrence of an event of default, change of control and certain other events represent an embedded derivative required to be bifurcated from the debt host instrument and accounted for separately and recorded an embedded debt derivative of $675 as of September 30, 2020 and September 30, 2021. Any changes to the derivative liability in future periods will be recognized as interest and other (expense) income, net in the consolidated statements of operations and comprehensive loss.

The Perceptive Credit Facility is secured by substantially all the assets of the Company, including our intellectual property. The Credit Facility requires the Company to (i) maintain a minimum aggregate cash balance of $5,000 in one or more controlled accounts, (ii) as of the last day of each fiscal quarter commencing with the fiscal quarter ending December 30, 2022, report revenues for the trailing 12-month period that exceed the amounts set forth in the Perceptive Credit Facility which range from $83,409 for the fiscal quarter ending December 31, 2022 to $125,000 for the fiscal quarter ending March 31, 2025 and (iii) on or prior to December 31, 2021, raise additional capital of at least $100,000. The Perceptive Credit Facility contains various affirmative and negative covenants that limit the Company’s ability to engage in specified types of transactions. The Company was in compliance with the covenants under the Perceptive Credit Facility as of September 30, 2021.

On the Closing Date, Perceptive received a warrant certificate exercisable into 775,000 shares of Series C preferred stock, and upon each borrowing date of Tranche 2 or Tranche 3, the Company will become obligated to issue two additional warrants, the Additional Warrants, to Perceptive each to purchase up to 50,000 shares of Series C preferred stock. In the event the Company issued Series D preferred stock, Perceptive had the right to convert the Series C preferred stock warrant into a warrant to purchase Series D preferred stock, and the exercise price shall be automatically adjusted to equal the original per share price for Series D preferred stock. On the Closing Date, the Company issued freestanding Series C preferred stock warrants to Perceptive, which were converted to Series D-1 preferred stock warrants at the time of the Series D-1 funding round. The Series D-1 preferred stock warrants are exercisable for 1,012,672 shares of Series D-1 preferred stock. The Series D-1 preferred stock warrants have an exercise price of $5.51 per share and expire in 2030. The Company estimated the fair value of the Series D-1 preferred stock warrants at issuance to be $1,803. The warrant is exercisable at any time prior to the ten-year anniversary of the Closing Date of the Perceptive Credit Facility. At issuance, the Company determined that the warrant is liability-classified and would be remeasured at fair value each reporting period, with changes in fair value recorded in the consolidated statements of operations and comprehensive loss. The Additional Warrants, when and if issued, shall be issued as warrants to purchase 65,333 shares of Series D-1 preferred stock. On June 11, 2021, Perceptive agreed to the conditional exercise of the 1,012,672 Series D-1 warrants at $5.51 per share subject to and in connection with the closing of the business combination agreement more fully described in Note 1. On November 30, 2021, in connection with the Merger, Perceptive net exercised 1,012,672 Series D-1 warrants based on a per share price of $9.87 per share, the THMA closing price on June 22, 2021. Upon the exercise, Perceptive received 629,057 Series D-1 shares.

As of September 30, 2021, the Company received proceeds of $28,500, net of fees and expenses of $1,500. The outstanding balance of the Perceptive Credit Facility was:

Perceptive Credit Facility	September 30, 2021
Principal	$30,000
Less: Debt issuance costs and discount at issuance	(3,180)

Net carrying amount	$26,820

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

Future minimum payments, including contractual interest, under the Perceptive Credit Facility as of September 30, 2021 are as follows:

Year ended December 31,	Amounts
Remainder of 2021	$920
2022	3,650
2023	3,650
2024	10,603
2025 and thereafter	24,039

Total	$42,862

Less:
Interest payable	(12,862)
Unamortized debt issuance costs	(3,180)
Current portion of long-term debt	26,820

Long-term debt	$—

SVB Term Loan (Extinguished June 30, 2020)

On June 30, 2020, using the proceeds from the Perceptive Credit Facility, the Company paid the then outstanding principal of $14,889, outstanding interest, a termination fee of $169 and a final payment amount of $1,080, which was equal to 6.75% of all amounts borrowed under the term loan on its then existing loan and security agreement with Silicon Valley Bank, or SVB, or the SVB Term Loan resulting in a loss on extinguishment of debt of $998.

As part of entering into the amendments to the SVB Term Loan in 2019 and 2018, the Company issued warrants to purchase 17,019 and 28,486 shares of common stock, respectively, at an exercise price of $1.60 and $1.05 per share, respectively, in cash or pursuant to the net exercise provisions of the warrants. The Company estimated the fair value of the warrants at issuance to be $27 and $29, respectively, using the Black Scholes option-pricing model. The warrants expire on June 28, 2029 and June 8, 2028, respectively. In addition, in connection with a borrowing in 2020 the Company issued warrants to purchase 35,817 shares of common stock at an exercise price of $1.60 per share in cash or pursuant to the net exercise provisions of the warrants. The Company estimated the fair value of the warrants at issuance to be $57, using the Black Scholes option-pricing model. The warrants expire on April 29, 2030. As of September 30, 2021, the warrants had not yet been exercised and remain outstanding. The warrants are automatically exercised through cashless exercise if not exercised prior to the expiration date.

In addition, in 2016 with the initial SVB Term Loan, the Company granted the lender a Series A preferred stock warrant which is exercisable for 32,711 shares of Series A preferred stock. The exercise price of the Series A preferred stock warrant is $0.9171 per share and the Series A preferred stock warrant expires on December 22, 2026. On July 9, 2021, SVB agreed to the conditional exercise of the 32,711 Series A warrants at $0.9171 and 28,486 and 52,836 of the common stock warrants at $1.05 and $1.60 per share, respectively subject to and in connection with the closing of the business combination agreement more fully described in Note 1. On November 30, 2021, in connection with the Merger, SVB net exercised 32,711 Series A warrants and 81,322 common stock warrants based on a per share price $14.72 per share, the per share consideration in connection with the Merger. Upon the exercise, SVB received 30,673 Series A Pear US preferred shares and 73,547 shares of Pear US Common stock.

7. COMMITMENTS AND CONTINGENCIES

Leases

As of September 30, 2021, the Company leases office space under non-cancelable operating leases in three cities, Boston, Massachusetts, consisting of approximately 19,000 square feet that will expire on June 1, 2028, including approximately 900 square feet that the Company will take over on January 1, 2022, San Francisco, California, consisting of approximately 17,000 square feet that will expire on July 31, 2025 and Raleigh, North Carolina, consisting of approximately 7,700 square feet that will expire on May 31, 2026.

We recognized rent expense of $2,056 and $1,559 for the nine months ended September 30, 2021 and 2020, respectively.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

Licenses

As of September 30, 2021, the Company has three license agreements related to its commercialized products. The Company pays minimum annual royalties to the Invention Science Fund I, LLC, or ISF. In addition, the Company pays minimum annual maintenance fees to Red 5 Group, LLC, or Red 5, in connection with reSET and reSET-O and royalties based on net revenues of the sales of Somryst to BeHealth Solutions, LLC, or BeHealth, and the University of Virginia Patent Foundation, or UVPF. For the nine months ended September 30, 2021, the Company recorded minimum annual royalty fees of $750 to ISF and minimum annual maintenance fees of $188 to Red 5. For the nine months ended September 30, 2020, the Company recorded minimum annual royalty fees of $600 to ISF and minimum annual maintenance fees of $188 to Red 5. During September 2021, a commercial milestone under the license agreement with BeHealth was achieved. As a result, an accrued liability of $1,000 was recorded as of September 30, 2021. The Company recorded de minimus royalties to BeHealth and UVPF for the nine months ended September 30, 2021 and 2020, respectively.

On July 1, 2021, the parties amended the Amended Red 5 License Agreement to further clarify certain terms and increase the royalty rate by a de minimis amount.

Guarantees and Indemnifications

As permitted under Delaware law, the Company indemnifies its officers, directors and employees for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. For the nine months ended September 30, 2021 and 2020, the Company had not experienced any losses related to these indemnification obligations, and no claims were outstanding as of September 30, 2021. The Company does not expect significant claims related to these indemnification obligations and consequently concluded that the fair value of these obligations is negligible and no related accruals were recorded.

In connection with the Merger, the Company entered into new indemnification agreements with each of it’s officers and directors. In addition, the indemnification agreements entered into with our board members, Messrs. Schwab and Lynch, also provide certain indemnification rights to the entities with which they are affiliated.

Purchase Commitment

On June 17, 2021, and later amended on August 4, 2021, the Company entered into a non-cancelable purchase obligation for a data foundry cloud subscription, including support services, updates, and related professional services with Palantir for $9,300 payable over three years, continuing through September 30, 2024. Through September 30, 2021, the Company recorded $725 under the terms of the agreement, $700 of which is included in prepaid expenses on the balance sheet as of September 30, 2021.

Legal Proceedings

The Company is also involved from time to time in various legal proceedings arising in the normal course of business. Although the outcomes of potential legal proceedings are inherently difficult to predict, the Company does not expect the resolution of these occasional legal proceedings to have a material adverse effect on its financial position, results of operations, or cash flow.

8. CONVERTIBLE PREFERRED STOCK

As of September 30, 2021, Convertible Preferred Stock consists of the following:

Preferred Series	Par Value	Authorized	Issued and Outstanding	Carrying Value	Liquidation Preference	Conversion Price/Share
Series A	$0.0001	20,385,183	20,308,856	$26,708	$55,876	$0.9171
Series B	0.0001	11,808,789	11,808,789	50,686	152,925	4.3167
Series C	0.0001	8,951,819	8,951,819	64,197	193,185	7.1935
Series D-1	0.0001	16,436,653	15,293,315	109,633	300,000	6.5388
Series D-2	0.0001	8,109,888	8,109,888	40,168	96,000	3.9458

Total		65,692,332	64,472,667	$291,392	$797,986

Series D-1 Extension

On February 23, 2021, the Company issued 3,058,665 shares of Series D-1 convertible preferred stock at the price of $6.5388 per share, resulting in proceeds of $20,000, or the D-1 Extension and incurred issuance costs totaling $83. In connection with the Series D-1 Extension, the Company recorded a loss of $2,053, which represents the amount by which the fair value of the shares exceeded the cash proceeds received.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

9. COMMON STOCK

On January 26, 2021, the Company’s board of directors reduced the number of authorized shares from 100,000,000 shares to 90,000,000 and then on February 21, 2021, the Company’s board, in connection with the Series D-1 offering, increased the number of common shares from 90,000,000 to 93,000,000. All of the outstanding shares of common stock have been duly authorized and are fully paid and nonassessable. Each share of common stock is entitled to one vote; there is no cumulative voting. The holders of shares of common stock are entitled to receive dividends if and when declared by the board of directors.

Common Stock Reserved

The number of shares of common stock that have been reserved for the potential conversion of Series A, B, C and D preferred stock, the warrants associated with the Company’s credit facility and prior term loan and outstanding stock options granted and stock options available for grant under the Company’s 2013 Stock Incentive Plan, or the Stock Incentive Plan, as of September 30, 2021, are as follows:

Share Class	Number of Shares
Conversion of Series A preferred stock	20,308,856
Conversion of Series B preferred stock	11,808,789
Conversion of Series C preferred stock	8,951,819
Conversion of Series D preferred stock	23,403,203
Warrants	1,126,705
Shares reserved for the issuance of warrants	283,599
Outstanding common stock options	11,038,739
Common stock options available for grant	2,951,062

Total number of shares	79,872,772

10. STOCK-BASED COMPENSATION

For the nine months ended September 30, 2021 and 2020, the Company incurred stock-based compensation expenses of $1,965 and $1,363, respectively.

2013 Stock Incentive Plan

On December 20, 2013, the Company’s board of directors adopted the 2013 Stock Incentive Plan, or the Plan, which provided for the grant of stock options, both incentive stock options and nonqualified stock options and restricted stock, collectively Equity Awards for up to 3,000,000 shares of common stock in the aggregate.

The Plan may be amended by the Company’s board of directors. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or changing the class of persons eligible to receive stock options under the Plan, no stock option granted pursuant to such amendments may be incentive stock options and no incentive stock options may be issued pursuant to such amendments thereafter. On November 3, 2020, the Company’s board of directors amended the Plan to increase the maximum number of shares of Common Stock that may be issued under the Plan to 16,727,451. Stockholder approval of such amendments was timely obtained. As of September 30, 2021, there were 2,951,062 shares of common stock available to be issued under the Plan.

Stock options are granted with an exercise price equal to the fair market value on the date of grant. Awards may contain service conditions or service and performance conditions and typically vest over one to four years. Options granted under the Plan expire on the date specified in the applicable Option Agreement, provided that such date may not be later than ten years after the date on which the common stock option is granted (or five years in the case of incentive stock options granted to certain large stockholders), in either case, subject to earlier termination as provided in the Plan or Option Agreement.

During the nine months ended September 30, 2021 and 2020, the Company granted stock options, to purchase 4,075,600 and 2,160,500 shares of common stock with aggregate grant date fair values of $12,075 and $2,112, respectively.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

Common Stock Options

The combined stock option activity for the nine months ended September 30, 2021, is as follows:

	Stock Options	Weighted Average Exercise Price
Options outstanding at December 31, 2020	9,250,333	$1.37
Granted	4,075,600	4.92
Exercised	(731,585)	1.09
Canceled and forfeited	(1,555,609)	1.69

Options outstanding at September 30, 2021	11,038,739	2.66

Exercisable at September 30, 2021	4,560,750	1.22

The weighted-average grant date fair value of stock options granted during the nine months ended September 30, 2021, was $2.96 share. The fair value of stock options that vested during the nine months ended September 30, 2021 was $1,420.

As of September 30, 2021, the total unrecognized compensation costs related to non-vested stock options were approximately $13,350 and are expected to be recognized over a weighted-average period of 3.3 years.

Stock Compensation Expense

The assumptions used to estimate the grant date fair value using the Black-Scholes option pricing model were as follows:

	Nine Months Ended September 30,
	2021	2020
Risk-free interest rate	0.84%	0.55%
Expected volatility	70.89%	67.13%
Expected term (years)	5.67-6.68	5.57-6.70
Expected dividend yield	— %	— %

The Company has classified stock-based compensation in its condensed consolidated statements of operations and comprehensive loss as follows:

	Nine Months Ended September 30,
	2021	2020
Cost of product revenue	$79	$—
Research and development	711	532
Selling, general, and administrative	1,175	831

Total stock-based compensation expense	$1,965	$1,363

11. INCOME TAXES

During the nine months ended September 30, 2021 and 2020, the Company recorded a full valuation allowance on federal and state deferred tax assets since management does not forecast the Company to be in a taxable position in the near future.

PEAR THERAPEUTICS (US), INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

12. NET LOSS PER SHARE

For periods in which the Company reports a net loss attributable to common stockholders, potentially dilutive securities have been excluded from the computation of diluted net loss per share as their effects would be anti-dilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at period end, from the computation of diluted net loss per share attributable to common stockholders because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30,
	2021	2020
Convertible preferred stock (as converted to common stock)	64,472,667	44,693,053
Outstanding common stock options	11,038,739	9,809,766
Warrants to purchase common stock	1,126,705	989,033

Total	76,638,111	55,491,852

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for each of the nine months ended September 30:

	Nine Months Ended September 30,
	2021	2020
Numerator:
Net loss	$(83,892)	$(49,375)
Denominator:
Weighted-average common shares outstanding, basic and diluted	11,481,620	15,008,629

Net loss per share attributable to common stockholders, basic and diluted	$(7.31)	$(3.29)

13. RELATED-PARTY TRANSACTIONS

Certain holders of Series A preferred stock had representation on the Company’s board of directors and purchased shares of Series B preferred stock pursuant to the Series B Agreement. Certain holders of Series A and B preferred stock had representation on the Company’s board of directors and purchased shares of Series C preferred stock pursuant to the Series C Agreement. Certain holders of Series A, B and C preferred stock had representation on the Company’s board of directors and purchased shares of Series D preferred stock pursuant to the Series D Agreement.

In December 2020, in connection with the D-2 Preferred Stock offering, the Company completed a tender offer. In connection with the tender offer, the Company purchased 2,788,732 shares of common stock from the CEO, and 41,100 common shares from certain eligible employees, at a purchase price of $3.9433 per share totaling $11,159 and resulting in a stock-based compensation expense of $7,254, representing the difference between the purchase price and the estimated fair value of the common stock on the date of the sale. The Company also repurchased 1,656,467 common shares from other shareholders for a total purchase price of $6,532. In total, the Company repurchased 4,486,299 shares of common stock from investors having a total purchase price of $17,691.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were available to be issued and determined that other than the merger with THMA, disclosed in Note 1, no additional subsequent events have occurred that would require recognition or disclosure in these financial statements.

* * * * * *